For Immediate Release
July 22, 2003

               AJS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

AJS Bancorp, Inc. (Electronic Bulletin Board; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank of Midlothian, Illinois today reported consolidated net income of $313,000 for the second quarter ended June 30, 2003 as compared to $516,000 for the same quarter in 2002. Basic and diluted earnings were $0.13 per share for the quarter ended June 30, 2003 compared to $0.22 per share for the same period in 2002. Net income for the six months ended June 30, 2003 was $783,000, compared to net income of $1.1 million for the six months ended June 30, 2002. Basic and diluted earnings were $.33 per share and $.47 per share for the respective six-month periods ended June 30, 2003 and 2002. As discussed in more detail below, the decreases in net income for the comparative three and six-month periods primarily reflect decreases in net interest income and non-interest income and a slight increase in non-interest expense.

Total assets as of June 30, 2003 were $243.2 million, an increase of $20.6 million or 9.3% from $222.6 million at December 31, 2002. Loans receivable increased $9.7 million at June 30, 2003 due to higher demand caused mostly by customers refinancing their mortgage in the historically low interest rate environment. Federal Home Loan Bank stock increased $8.7 million to $13.2 million at June 30, 2003 due to the above-market yield typically generated from the quarterly dividends paid on the stock. Total deposits increased $16.2 million or 9.6% to $185.2 million at June 30, 2003 from $169.0 million at December 31, 2002. This increase was largely due to greater marketing efforts and promotional deposit rates associated with the December 2002 opening of our new branch facility in Orland Park, Illinois.

Total stockholders' equity increased to $33.7 million at June 30, 2003 from $33.6 million at December 31, 2002. The increase in stockholders' equity reflects net income of $783,000 for the six months ended June 30, 2003, partially offset by a decrease in other comprehensive income and the purchase of common stock during the six months ended June 30, 2003. In addition, at the annual meeting on May 21, 2003, shareholders approved the implementation of a recognition and retention plan (RRP). This plan will vest over five years, and will result in an increase in monthly compensation expense of approximately $18,000. Treasury shares, as well as new shares issued, were used to fund the RRP plan. In June of 2003 a director of the Company retired, at which time he became immediately vested in the RRP plan. The cost of this immediate vesting was $52,000, which was expensed in June of 2003.

INCOME INFORMATION -THREE MONTH PERIODS ENDED JUNE 30, 2003 AND 2002:

Net interest income decreased by $161,000 or 8.3% to $1.8 for the quarter ended June 30, 2003 from $1.9 million for the same quarter in 2002. The decline in net interest income was primarily due to a decrease in the net interest rate spread and the net interest margin to 2.70% and 3.02%, respectively for the quarter ended June 30,2003 from 3.62% and 3.90%for the prior year quarter. The decrease in the spread and the margin was largely due to the decrease in the yield on interest earning assets exceeding the decrease in the cost of funds as interest earning assets and interest-bearing liabilities repriced downward in reaction to the continued decreasing interest rate environment.

We did not establish a provision for loan losses during the quarters ended June 30, 2003 or 2002. However, there was $51,000 in loan loss recoveries during the three months ended June 30, 2003. The Bank recovered a total of $51,000 on three separate mortgage loan losses. At June 30, 2003 and December 31, 2002 our allowance for loan losses was $2.0 million and $2.1 million or 1.4% and 1.5% of total gross loans, respectively. Management does not feel additional loan loss provisions are warranted at this time, however, should any unforeseen risks present themselves management may need to increase the provision in the future.

Noninterest income decreased $210,000 to $272,000 for the quarter ended June 30, 2003. The decrease in non-interest income was primarily due to a $192,000 decrease in other non-interest income. Other non-interest income decreased as the Company made a decision to cut back the staffing in the correspondent loan department, resulting in a decrease in loan volume and income from that department. Decreased profit from the sale of real estate also contributed to the decrease in other non-interest income.

Noninterest expense remained stable at $1.6 million for the quarters ended June 30, 2003 and 2002. Although total non-interest expense remained stable, salaries and benefits and data processing costs increased at total of $94,000,partially offset by a decrease in other non-interest expense of $41,000. The increase in salaries and benefit costs was the result of the implementation of the recognition and retention plan (RRP) approved by the shareholders at the annual meeting in May 2003. Other non-interest expense decreased as a result of lower telephone costs due to customers utilizing a new local telephone number for our bank by phone service, reduced reporting and legal fees, and lower loan expenses.

INCOME INFORMATION - SIX MONTH PERIODS ENDED JUNE 30, 2003 AND 2002:



Net interest income decreased by $229,000 or 5.9% to $3.6 million for the six months ended June 30, 2003 from $3.9 million for the same period in 2002. Our net interest rate spread decreased 70 basis points to 2.91% from 3.61% while our net interest margin decreased 72 basis points to 3.20% from 3.92%. The decrease in our net interest rate spread and net interest margin reflects the repricing of interest-bearing assets in excess of the repricing of cost of funds in the continued decreasing interest rate environment

We did not establish a provision for loan losses during the six months ended June 30, 2003 compared to a $20,000 provision for loan losses for the same period in 2002. In addition, there was $51,000 in loan loss recoveries for the six months ended June 30, 2003. During the six months ended June 30, 2003, the Bank recovered a total of $51,000 on three separate mortgage loan losses. Management does not feel additional loan loss provisions are warranted at this time, however, should any unforeseen risks present themselves management may need to increase the provision in the future.

Noninterest income decreased to $558,000 for the six months ended June 30, 2003 from $874,000 for the comparable period in 2002. The $316,000 decrease was the result of reductions in insurance commission income and other non-interest income to $156,000 and $145,000, respectively at June 30, 2003. The decrease in insurance commissions was due to lower sales of annuity products during the six-month period ended June 30, 2003 when compared to the same period in 2002. The decrease in other non-interest income was primarily due to a decrease in correspondent lending fees as a result of the Company's decision to cut back the staffing in that department which resulted in a decrease in loan volume.

Noninterest expense remained stable at $3.0 million for the six-months ended June 30, 2003 and 2002. Salaries and benefits increased $73,000 for the comparable periods, whereas other non-interest expense decreased $29,000 for the six-month period ended June 30, 2003 compared to the same period in 2002. As mentioned in the information above, the increase in salaries and benefit costs was the result of the implementation of the recognition and retention plan (RRP) approved by the shareholders at the annual meeting in May 2003. Other non-interest expense decreased due to lower telephone costs as a result of customers utilizing a new local telephone number for our bank by phone service, reduced postage fees, and reduced reporting and legal fees as first time filing fees incurred in 2002 were not incurred in the Company's second year of being a public Company.

Other financial information is included in the tables that follow.

This press release contains certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated" and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact: Lyn G. Rupich
              President
              708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
                                                  30-Jun-03         31-Dec-02
ASSETS

Cash and due from financial Institutions          $  16,674         $  16,896
Federal funds sold                                    5,000             6,000
                                                  ---------------------------
TOTAL CASH AND CASH EQUIVALENTS                      21,674            22,896

Securities                                           55,705            52,263
Loans receivable net of allowance for loan loss
   of $2,012 at June 30, 2003, and $2,082 at
   December 31, 2002.                               145,812           136,134
Federal Home Loan Bank Stock                         13,195             4,477
Premises and equipment                                4,860             4,595
Accrued interest receivable & other assets            1,947             2,205
                                                  ----------------------------
TOTAL ASSETS                                      $ 243,193         $ 222,570
                                                  ============================

LIABILITIES AND SHAREHOLDERS EQUITY
Deposits                                            185,205         $ 169,008
Federal Home Loan Bank advances                      19,000            16,000
Advance payments by borrowers for taxes
   and insurance                                      1,681             1,459
Accrued expenses and other liabilities                3,604             2,457
                                                  ----------------------------

TOTAL LIABILITIES                                   209,490           188,924
TOTAL EQUITY                                         33,703            33,646
                                                  ----------------------------
TOTAL LIABILITIES AND EQUITY                      $ 243,193         $ 222,570
                                                  ============================

                                              Six months Ended  Six months Ended
                                                  30-Jun-03         30-Jun-02
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                             $   4,681         $   4,949
Securities                                            1,271             1,470
Interest bearing deposits & other                       203               161
Federal funds sold                                       77                45
                                                  ----------------------------
TOTAL INTEREST INCOME                                 6,232             6,625

INTEREST EXPENSE ON DEPOSITS
Deposits                                              2,166             2,386
Federal Home Loan Bank & other                          427               371
                                                  ----------------------------
Total Interest Expense                                2,593             2,757
                                                  ----------------------------
NET INTEREST INCOME                                   3,639             3,868
                                                  ----------------------------
Provision for loan losses                               (51)               20
                                                  ----------------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                        3,690             3,848

NON-INTEREST INCOME
Insurance commissions                                   156               206
Service charges on deposit accounts                     257               251
Other                                                   145               417
                                                  ----------------------------
TOTAL NON-INTEREST INCOME                               558               874

NON-INTEREST EXPENSE
Salaries and employee benefits                        1,719             1,646
Occupancy                                               428               440
Advertising & promotion                                 142               145
Data processing                                         185               202
Other                                                   530               559
                                                  ----------------------------
TOTAL NON-INTEREST EXPENSE                            3,004             2,992

INCOME BEFORE INCOME TAXES                            1,244             1,730
Income Tax Expense                                      461               643
                                                  ----------------------------
NET INCOME                                        $     783         $   1,087
                                                  ============================
Net income per Share                              $    0.33         $    0.47

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 6/30/03

                                              For the Three     For the Three
                                               Months ended     Months ended
                                                6/30/2003         6/30/2002
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                           $ 2,327           $ 2,464
Securities                                          591               720
Interest bearing deposits & other                   120                83
Federal funds sold                                   41                20
                                              -------------------------------
TOTAL INTEREST INCOME                             3,079             3,287

INTEREST EXPENSE ON DEPOSITS
Deposits                                          1,087             1,170
Federal Home Loan Bank & other                      218               182
                                              -------------------------------
Total Interest Expense                            1,305             1,352
                                              -------------------------------
NET INTEREST INCOME                               1,774             1,935
Provision for loan losses                           (51)                0
                                              -------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                    1,825             1,935

NON-INTEREST INCOME
Insurance commissions                                67                99
Service charges on deposit accounts                 134               120
Other                                                71               263
                                              -------------------------------
TOTAL NON-INTEREST INCOME                           272               482

NON-INTEREST EXPENSE
Salaries and employee benefits                      938               857
Occupancy                                           204               223
Advertising & promotion                              75                88
Data processing                                     105                92
Other                                               266               307
                                              -------------------------------
TOTAL NON-INTEREST EXPENSE                        1,588             1,567

INCOME BEFORE INCOME TAXES                          509               850
Income Tax Expense                                  196               334
                                              -------------------------------
NET INCOME                                        $ 313             $ 516
                                              ===============================
Net income per Share                              $0.13             $0.22


AJS Bancorp, Inc.
Financial Highlights
(unaudited)                                               June 30, 2003        December 31, 2002
                                                                     (In thousands)
Selected Financial Highlights:
------------------------------
Total assets                                                 $ 243,193             $  222,570
Loans receivable, net                                          145,812                136,134
Securities                                                      55,705                 52,263
Deposits                                                       185,205                169,008
Federal Home Loan Bank advances                                 19,000                 16,000
Stockholders' equity                                            33,703                 33,646

Book value per share (1)                                         14.85                  14.32

Number of shares outstanding (2)                             2,269,754              2,350,338



                                                       Three months ended    Three months ended
                                                         June 30, 2003         June 30, 2002
                                                        (In thousands except per share information)

Selected Operations Data:
-------------------------
Total interest income                                        $   3,079             $    3,287
Total interest expense                                           1,305                  1,352
                                                     -----------------------------------------
Net interest income                                              1,774                  1,935
Provision for loan losses                                          (51)                     0
                                                     -----------------------------------------
Net interest income after provision
for loan losses                                                  1,825                  1,935
Noninterest income                                                 272                    482
Noninterest expense                                              1,588                  1,567
                                                     -----------------------------------------
Income before taxes                                                509                    850
Income tax provision                                               196                    334
                                                     -----------------------------------------
Net income                                                         313                    516
                                                     =========================================

Earnings per share, basic and diluted                        $    0.13             $     0.22





                                                       Three months ended      Three months ended
                                                           June 30, 2003          June 30, 2002

Selected Operating Ratios:
--------------------------
Return on average assets                                          0.52%                  0.98%
Return on average equity                                          3.70%                  6.42%
Interest rate spread during the period                            2.70%                  3.62%
Net interest margin                                               3.02%                  3.90%
Average interest-earning assets to average interest-
   bearing liabilities                                          114.65%                110.17%
Efficiency ratio (3)                                             77.61%                 64.83%




                                                        Six months ended      Six months ended
                                                           June 30, 2003        June 30, 2002
                                                     (In thousands except per share information)
Selected Operations Data:
-------------------------
Total interest income                                        $   6,232             $    6,625
Total interest expense                                           2,593                  2,757
                                                     -----------------------------------------
                                                     -----------------------------------------
Net interest income                                              3,639                  3,868
Provision for loan losses                                          (51)                    20
                                                     -----------------------------------------
                                                     -----------------------------------------
Net interest income after provision
for loan losses                                                  3,690                  3,848
Noninterest income                                                 558                    874
Noninterest expense                                              3,004                  2,992
                                                     -----------------------------------------
                                                     -----------------------------------------
Income before taxes                                              1,244                  1,730
Income tax provision                                               461                    643
                                                     -----------------------------------------
                                                     -----------------------------------------
Net income                                                         783                  1,087
                                                     =========================================
                                                     =========================================

Earnings per share, basic and diluted                        $    0.33             $     0.47





                                                        Six months ended      Six months ended
                                                           June 30, 2003        June 30, 2002


Selected Operating Ratios:
--------------------------
Return on average assets                                          0.66%                  1.04%
Return on average equity                                          4.63%                  6.83%
Interest rate spread during the period                            2.91%                  3.61%
Net interest margin                                               3.20%                  3.92%
Average interest-earning assets to average interest-
   bearing liabilities                                          112.81%                111.03%
Efficiency ratio (3)                                             71.57%                 63.10%



                                                         As of                   As of
                                                      June 30, 2003         December 31, 2002
                                                      -------------         -----------------
Asset Quality Ratios:
---------------------
Non-performing assets to total assets                             0.41%                  0.49%
Allowance for loan losses to non-performing loans               210.85%                197.91%
Allowance for loan losses to loans receivable, gross              1.39%                  1.51%

     (1)  Shareholders' equity divided by number of shares outstanding.
     (2)  Total shares issued, less unearned ESOP shares and treasury shares.
     (3) Non-interest expense divided by the sum of net interest income and non-interest income.